Exhibit 10.37

ADDITIONAL ANNUAL RETAINER AGREEMENT

(In Lieu of Equity Awards)

THIS ADDITIONAL ANNUAL RETAINER AGREEMENT (this “Agreement”) is entered into as of [______] by and between Osmotica Pharmaceuticals plc (the “Company”), and [______] (the “Director”) and shall be effective as of the date hereof (the “Effective Date”).

1.         Additional Annual Retainer.  If the Director has served continuously as a member of the board of directors of the Company (the “Board”) from the Effective Date through the earlier of (a) the first anniversary of the Effective Date or (b) the annual general meeting of the Company’s shareholders next following the Effective Date (such date, the “Vesting Date”), then, in lieu of the annual equity award contemplated by the Company’s  non-employee director compensation policy, the Company shall pay to the Director an additional annual retainer in the amount of $[______] (the “Additional Retainer”).  The Additional Retainer will be paid, if at all, on or as soon as reasonably practicable following, but in no event more than sixty (60) days following the Vesting Date.

2.         Termination of Service.  Notwithstanding anything herein to the contrary, if the Director’s service as a member of the Board terminates for any reason prior to a Vesting Date, the Director shall immediately forfeit his or her right to the Additional Retainer and no Additional Retainer shall be paid to the Director.

3.         Taxes.  The Company may withhold from the Additional Retainer any non-U.S. tax withholding due in connection with payment of the Additional Retainer, as determined by the Company in its sole discretion.  The Director acknowledges and agrees that any U.S. federal, state or local taxes due in connection with payment of the Additional Retainer are the sole responsibility of the Director.

4.         Section 409A.  This Agreement and any payments made hereunder are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Notwithstanding the foregoing, neither the Company nor any other person will be liable to the Director by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted with respect to the Additional Retainer by reason of the failure of the Additional Retainer to satisfy the applicable requirements of Section 409A of the Code in form or in operation.

5.         Successors; Binding Agreement.  The Director may not assign this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the Company.  The Company may assign its rights and obligations under this Agreement to any of its affiliates or to any successor to the Company’s assets.  This Agreement shall inure to the benefit of and be binding on the Company, its successors and permitted assigns and upon the Director and the Director’s executors, administrators, and heirs.

6.         Governing Law; Validity.  The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the laws of Ireland without regard to the principle of conflicts of laws.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

7.         Waiver of Jury Trial.  To the maximum extent permitted by applicable law, by signing this Agreement, the Director waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under this Agreement, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury.  By signing this Agreement, the Director certifies that no officer, representative or attorney of the Company or any of its affiliates has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

8.         Miscellaneous.  This is the entire agreement between the Director and the Company, and replaces all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the subject matter described herein.  Nothing in this Agreement shall be deemed to entitle the Director to a  continued service relationship with the Company or any of its affiliates.  The Company’s obligations under this Agreement are unfunded, and the Director will have no right to any specific assets of the Company or any of its affiliates in respect of this Agreement.  All determinations under this Agreement shall be made by the Company in its sole discretion and shall be final and binding on all persons.  No modification or amendment of this Agreement shall be valid unless such modification or amendment is agreed to in writing and signed by the Director and by a duly authorized officer of the Company.

9.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Director has executed this Agreement.

OSMOTICA PHARMACEUTICALS PLC

By:
Name:
Title:

DIRECTOR

Name:

[Signature Page to Additional Annual Retainer Agreement]